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Exhibit 12.1

EQUITY OFFICE PROPERTIES TRUST
STATEMENT OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)


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
                                                                  For the three months ended           For the six months ended
                                                             -----------------------------------  ----------------------------------

                                                              June 30, 2002      June 30, 2001      June 30, 2002     June 30, 2001
                                                             ----------------- -----------------  ----------------- ----------------
Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures,
     discontinued operations and cumulative effect of a
     change in accounting principle                          $    178,501      $     134,817      $     375,698     $      271,700
                                                             ----------------- -----------------  ----------------- ----------------
Plus Fixed Charges:
    Interest expense                                              202,683            156,848            407,529            314,715
    Capitalized interest                                            5,047              4,631             10,385              9,658
    Loan amortization cost                                          1,097              2,703              2,379              4,029
                                                             ----------------- -----------------  ----------------- ----------------
                Fixed charges                                     208,827            164,182            420,293            328,402
Plus preferred distributions                                       15,831             10,877             31,661             21,761
                                                             ----------------- -----------------  ----------------- ----------------
Combined fixed charges and preferred distributions                224,658            175,059            451,954            350,163
                                                             ----------------- -----------------  ----------------- ----------------
Plus amortization of capitalized interest                             437                398                867                622
Plus distributed income of investments in unconsolidated
     joint ventures                                                74,181             29,023            100,090             52,338
Less preferred distributions                                      (15,831)           (10,877)           (31,661)           (21,761)
Less capitalized interest                                          (5,047)            (4,631)           (10,385)            (9,658)
                                                             ----------------- -----------------  ----------------- ----------------

Earnings                                                     $    456,899      $     323,789      $     886,563     $      643,404
                                                             ================= =================  ================= ================
Fixed Charges:
Interest expense                                             $    202,683      $     156,848      $     407,529            314,715
Capitalized interest                                                5,047              4,631             10,385              9,658
Loan amortization cost                                              1,097              2,703              2,379              4,029
                                                             ----------------- -----------------  ----------------- ----------------

 Fixed Charges                                                    208,827            164,182            420,293            328,402

Preferred distributions                                            15,831             10,877             31,661             21,761
                                                             ----------------- -----------------  ----------------- ----------------
Combined fixed charges and preferred distributions           $    224,658      $     175,059      $     451,954     $      350,163
                                                             ================= =================  ================= ================

Earnings to combined fixed charges and preferred
distributions                                                         2.0                1.8                2.0                1.8
                                                             ================= =================  ================= ================

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